PURCHASE AND SALE AGREEMENT

BETWEEN

WESTROCK LAND CORPORATION
as Seller,

and

MAINLAND RESOURCES, INC.,
as Buyer

March 28, 2012

EXHIBITS
Exhibit A	-	Description of the Leases
Exhibit B	-	Transferred Contracts
Exhibit C	-	Form of Conveyance
SCHEDULES
Schedules 1	-	Definitions
Schedule 2.3	-	Restricted Securities Legend
Schedule 2.7	-	Allocation of Consideration
Schedule 4.2(a)	-	Other Oil and Gas Leases

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is executed as of this 28th day of March, 2012 (the "Closing Date"), by WESTROCK LAND CORPORATION, a Texas corporation having as its address 14001 North Dallas Parkway, Suite 1200, Dallas, Texas 75240 ("Seller"), and MAINLAND RESOURCES, INC., a Nevada corporation having as its address 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380 ("Buyer"). Each of Seller and Buyer may be referred to herein as a "Party" and, collectively, as the "Parties".

RECITALS

WHEREAS, Seller is the owner of certain oil and gas properties and assets located in the State of Texas described more particularly herein;

WHEREAS, Seller desires to sell and convey, and Buyer desires to purchase and pay for, all of such oil and gas properties and assets on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I
DEFINITIONS

In addition to the terms defined in the introductory paragraph of this Agreement, for purposes hereof, the capitalized expressions and terms set forth on Schedule 1 shall have the meanings set forth therein, unless the context otherwise requires. Other capitalized terms may be defined elsewhere in this Agreement and shall, for purposes hereof, have the meanings so specified unless expressly stated otherwise.

ARTICLE II
PURCHASE AND SALE

1.1     Purchase and Sale. Concurrently with the execution of this Agreement, and subject to the terms hereof, Seller has sold and conveyed to Buyer, and Buyer has purchased from Seller and paid for, the following described property and assets (collectively, the "Assets"):

(a) the oil and gas leases described more particularly on Exhibit A and the leasehold estates created thereby, as to all lands and depths covered thereby or the applicable part or portion thereof if specifically limited in depth and/or geographic extent in Exhibit A (collectively, the "Leases"), together with any and all other rights, titles, and interests of Seller in, to, under, or derived from (i) all units (if any) created by any pooling, unitization, or communitization agreements in effect with respect to the Leases and the lands covered thereby, (ii) the oil and gas leases and lands included in any units with which the Leases or the lands covered thereby may have been pooled, unitized, or communitized, and (iii) all other rights, interests, privileges, benefits, and powers of any kind or character conferred upon Seller as the owner of any of such interests;

(b) all of Seller's rights, titles, and interests in and to all wells (if any) for the production of Hydrocarbons that are located on the Leases or on other leases or lands with which the Leases or the lands covered thereby may have been pooled, unitized, or communitized;

(c)     all of Seller's right, title, and interest in and to all crude oil, natural gas, condensate, distillate, natural gasoline, natural gas liquids, plant products, and other liquid or gaseous hydrocarbons, the right to explore for which, or an interest in which, is granted pursuant to the Leases ("Hydrocarbons") and that are produced from or allocable to such interests of Seller from and after the Effective Date;

(d)     all of Seller's right, title, and interest in and to all fee surface interests in land, surface leases, easements, rights-of-way, servitudes, licenses, franchises, road and other surface use permits or agreements, and similar rights and interests (if any) located on the lands covered by the Leases or any units with which the Leases or the lands covered thereby may have been pooled, unitized, or communitized, or that otherwise relate to the interests of Assignor described in clauses (a) and (b) of this Section 2.1;

(e)     all of Seller's right, title, and interest in and to all equipment, machinery, fixtures, and other real, personal, and mixed property (if any), movable or immovable, and whether located on or off the lands covered by the Leases or with which the Leases have been pooled, unitized, or communitized, to the extent used in connection with or attributable to the interests of Seller described in clauses (a) and (b) of this Section 2.1 (except for any such personal property leased from third Persons);

(f)     all of Seller's right, title, and interest in and to all contracts and agreements to which Seller is a party or that are otherwise binding on Seller, in whole or in part, to the extent that they are (i) appurtenant to or affect the interests of Seller described in clauses (a), (b), (c), (d), and (e) of this Section 2.1, or (ii) used or held for use in connection with the use, ownership, or operation thereof, including, without limitation, those contracts and agreements described more particularly on Exhibit B (collectively, the "Transferred Contracts"); and

(g)     all of Seller's rights, titles, and interests in and to all intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and third Persons, and rights accruing under applicable statutes of limitation or prescription, insofar only as the foregoing rights and interests relate or are attributable to the items listed in this Section 2.1.

Such conveyance of the Assets is made effective as of the Effective Date.

1.2     Consideration. The consideration paid by Buyer to Seller with respect to the sale of the Assets (the "Consideration") is the issuance by Buyer to Seller of 25,000,000 shares of the common stock, par value $0.001 per share, of Buyer (collectively, the "Shares"), having a value equal to $6,250,000 as of the Closing Date, based on the arithmetic average of the closing prices in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, for the common stock of Buyer during the three (3) Business Days immediately preceding March 28, 2012 as this represents all trading days subsequent to a reverse share split which became effective for trading purposes on March 23, 2012.

1.3     Registration; Legend. The issuance of the Shares pursuant to Section 2.2 will not be registered under the Securities Act. As a result, the Shares will constitute "restricted securities" as such term is defined under Rule 144 under the Securities Act. Each certificate representing the Shares shall bear the legend set forth in Schedule 2.3 with respect to such matters.

1.4     Concurrent Actions. Concurrently with the execution of this Agreement, Seller and Buyer have taken the following actions:

(a)     Seller and Buyer have each executed and delivered the Conveyance, in sufficient numbers of counterparts to facilitate recording in all relevant jurisdictions.

(b)     Buyer has delivered to Seller stock certificates representing all of the Shares, endorsed in blank.

(c)     Seller has delivered to Buyer (i) releases of all Liens (if any) encumbering the Assets that are not permitted under Section 2.1 of the Conveyance and (ii) all consents, waivers, and other similar matters (if any) pertaining to the Assets obtained by Seller prior to the Closing Date.

(d)     Seller has delivered to Buyer a certificate that satisfies the requirements of Treas. Reg. Section 1.1445-2(b)(2), certifying that Seller is not a "foreign" Person for federal income tax purposes.

(e)     Seller and Buyer have executed such other documents and taken such other actions as are provided for in the Conveyance or as may be necessary to consummate the transactions contemplated herein.

1.5     Assumption of Liabilities. Subject to the terms of this Agreement, Buyer assumes and agrees to pay, perform, and discharge the following duties, obligations, and Liabilities (collectively, the "Assumed Liabilities"):

(a)     the performance of the terms, conditions, and covenants of, and the discharge of Seller's share of the duties, obligations, and Liabilities (other than obligations or Liabilities for the payment of money) arising under the terms of, the Leases and the Transferred Contracts for the period from and after the Closing Date;

(b)     all obligations and Liabilities of Seller for the payment of money with respect to the Assets (including, without limitation, the payment of costs and expenses incurred in connection with the Assets and royalties, overriding royalties, and other similar burdens on production, as well rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under the terms of the Leases) for the period from and after the Effective Time;

(c)     all obligations of Seller regarding the plugging and abandonment of all Hydrocarbon wells, personal property, equipment, and facilities constituting a part of the Assets and the performance of all related salvage, site clearance, and surface restoration operations;

(d)     ALL CLAIMS AND LIABILITIES ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE ENVIRONMENTAL CONDITION OF

THE ASSETS, OR ANY PORTION THEREOF (INCLUDING, WITHOUT LIMITATION, CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE CLOSING DATE, OR RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SELLER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, AROSE, OCCURRED, OR EXISTED BEFORE, AT, OR AFTER THE CLOSING DATE;

(e)     ALL OTHER LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THING, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE ASSETS, REGARDLESS OF WHETHER SUCH LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SELLER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, AROSE, OCCURRED, OR EXISTED BEFORE, AT, OR AFTER THE CLOSING DATE;

(f)     all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which Buyer has agreed to be responsible hereunder; and

(g)     all other duties, obligations, Liabilities, and Claims, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with the Assets for the periods before, at, and after the Closing Date.

1.6     Possession. As of the Closing Date, Seller shall deliver to Buyer exclusive possession and control of the Assets. Seller agrees to cooperate with Buyer to facilitate the transition of the ownership and (if applicable) operation of the Assets to Buyer.

1.7     Allocation of Consideration. The Consideration, as measured by the value of the Shares set forth in Section 2.2, shall be allocated among the Assets for financial accounting and tax purposes as set forth in Schedule 2.9 in accordance with Section 1060 of the United States Internal Revenue Code of 1986, as amended. Buyer and Seller shall each file a Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis, reporting the allocation of the Consideration consistent with such allocation. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Consideration as so agreed.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1     Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a)     Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas. Seller has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

(b)     Seller has full capacity, power, and authority to enter into and perform this Agreement, the Conveyance, and the transactions contemplated herein and therein. The execution, delivery, and performance by Seller of this Agreement and the Conveyance have been duly and validly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement and the Conveyance are, or upon their execution and delivery will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)     The execution, delivery, and performance by Seller of this Agreement and the Conveyance and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach of any provisions of the organizational documents of Seller, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any Lease, Transferred Contract, note, bond, mortgage, indenture, license, or other agreement, document, or instrument to which Seller is a party or by which Seller or any of the Assets may be bound, which default might have a material adverse effect on the Assets or the ability of Seller to perform its obligations under this Agreement, or (iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Seller or the Assets, which violation might have a material adverse effect on the Assets or the ability of Seller to perform its obligations under this Agreement.

(d)     There is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Seller's Knowledge, threatened against either Seller or the Assets, or to which Seller is a party, that reasonably may be expected to (i) result in the material impairment of Seller's title to the Assets, (ii) materially hinder or impede the operation of all or any portion of the Assets, or (iii) otherwise have a material adverse effect upon the Assets or the ability of Seller to consummate the transactions contemplated in this Agreement.

(e)     No authorization, consent, approval, exemption, franchise, permit, waiver, or license of, or filing with, any Governmental Authority or other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Seller of this Agreement or the Conveyance, the transfer of the Assets to Buyer, or the performance by Seller of its other obligations hereunder and under the Conveyance.

(f)     To Seller's Knowledge: (i) each of the Leases is in full force and effect; (ii) Seller is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by Seller with respect to any of its obligations or those of any other Person under any Lease or result in the termination of any Lease; and (iii) no lessor under any Lease has given or threatened to give to Seller notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof.

(g)     To Seller's Knowledge: (i) Seller is not in violation of any Law relating to the Assets; and (ii) Seller has not received written notice from any Governmental Authority that any such Law has been violated by Seller or any other Person.

(h)     During the period of Seller's ownership of the Assets, all Property-Related Taxes imposed or assessed with respect to, measured by, charged against, or attributable to the Assets, or the ownership thereof, or the production, processing, gathering, treatment, transportation, and marketing of Hydrocarbons therefrom or allocable thereto that became due and payable prior to the Closing Date either have been properly paid or, if not paid, are not yet delinquent.

(i)     Seller has not incurred any liability, contingent or otherwise, for any brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(j)     Seller is acquiring the Shares solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities Laws of the United States of America or any state thereof, without prejudice, however, to Seller's right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of this Agreement.

(k)     Seller is knowledgeable, sophisticated and experienced in business and financial matters.

(l)     Seller has previously invested in securities similar to the Shares and fully understands the limitations on transfer and the restrictions on sales of such securities.

(m)     Seller is able to bear the economic risk of its investment in the Shares and is currently able to afford the complete loss of such investment.

(n)     Seller is an institutional "accredited investor" as defined in Regulation D promulgated under the Securities Act.

(o)     Seller understands that:

(i)     the Shares have not been registered under the Securities Act and are being issued by Buyer in transactions exempt from the registration requirements of the Securities Act, and Buyer has not undertaken to register the Shares under the Securities Act or any state or blue sky Law;

(ii)     the Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act; and

(iii)     that no public market now exists for the Shares and that it is unlikely that a public market will ever exist for the Shares.

(p)     Seller further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(q)     Seller has had access to all information that it believes is necessary, sufficient, or appropriate in connection with its acceptance of the Shares as the Consideration; has been afforded an opportunity to ask questions concerning the terms and conditions of the issuance of the Shares; has had all such questions answered to its satisfaction; has been supplied all additional information as it has requested; and has made an independent decision to accept the Shares as the Consideration based on the information concerning the business and financial condition of Buyer, and other information available to it, which it has determined is adequate for that purpose.

(r)     Seller acknowledges that, to the extent applicable, each certificate evidencing the Shares shall be endorsed with the legend substantially in the form set forth in Schedule 2.3, as well as any additional legend imposed or required by applicable state securities Laws.

(s)     Seller acknowledges that prior to entering into this Agreement, it was advised by Persons deemed appropriate by Seller concerning this Agreement and the transactions contemplated hereby, and conducted its own due diligence investigation and made its own investment decision with respect to such transaction. Seller is not relying on any statements, representations, or warranties made by Buyer, or any of its Affiliates, whether in writing or orally, other than the express representations and warranties of Buyer in this Agreement.

(t)     Seller understands and acknowledges that: (i) the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as represented herein by Seller; (ii) its representations and warranties contained herein are being relied upon by Buyer as a basis for exemption of the sale of the Shares under the Securities Act, under the securities Laws of all applicable states and for other purposes; (iii) the issuance of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the transaction provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act; and (iv) no state or federal agency has made any finding or determination as to the fairness of the terms of the issuance of the Shares or any recommendation or endorsement thereof.

(u)     The principal executive office of Seller in which its investment decision was made is located at the address of Seller as forth set forth in Section 6.5.

2.2     Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a)     Buyer is a corporation duly organized and validly existing under the Laws of the State of Nevada. Buyer has all requisite power and authority to own and operate its property and to carry on its business as now conducted.

(b)     Buyer has full capacity, power, and authority to enter into and perform this Agreement, the Conveyance, and the transactions contemplated herein. The execution, delivery, and performance by Buyer of this Agreement and the Conveyance have been duly and validly authorized and approved by all necessary corporate action of Buyer. This Agreement and the Conveyance are, or upon their execution and delivery will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)     The execution, delivery, and performance by Buyer of this Agreement and the Conveyance and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach of any provision of the organizational documents of Buyer, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any note, bond, mortgage, indenture, license, or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound, which default might have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement, or (iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Buyer or its property, which violation might have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

(d)     There is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Buyer's Knowledge, threatened against Buyer, or to which Buyer is a party, that reasonably may be expected to have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated in this Agreement.

(e)     No authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Buyer of this Agreement or the performance by Buyer of its obligations hereunder and thereunder.

(f)     Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

(g)     There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or, to Buyer's Knowledge, threatened against Buyer or any Affiliate that controls Buyer.

(h)     The Shares have been duly authorized and, when the Shares have been delivered as the Consideration in accordance with this Agreement, the Shares will have been validly issued, fully paid, and nonassessable.

(i)     As of March 23, 2012, and without giving effect to the transactions contemplated herein, there were 60,000,000 authorized shares of the common stock of Buyer, of which 8,096,950 shares were issued and outstanding. All of such shares of the common stock of Buyer have been duly authorized, validly issued, fully paid, and non-assessable and are free of preemptive rights. Except as set forth in this Section 3.2(i), there are outstanding (i) no shares of capital stock or other voting securities of Buyer, (b) no securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer, (c) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Buyer, and (d) no equity equivalents, interests in the ownership or earnings of Buyer, or other similar rights (collectively, "Buyer Securities"). There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Securities.

(j)     Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as Buyer was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3     Disclaimers. The representations and warranties of the Parties under this Agreement are expressly made subject to the disclaimers contained in Article II of the Conveyance, which are incorporated herein by this reference for all purposes.

ARTICLE III
POST CLOSING COVENANTS

3.1     Further Cooperation. After the Closing Date, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as either Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer's title thereto, and otherwise to accomplish the transaction contemplated in this Agreement. If, after the Closing Date, either Party receives monies belonging to the other, such amounts shall be promptly disbursed to the Party entitled to receive them. If an invoice or other evidence of an obligation is received by a Party, which is either an obligation assumed by the other Party or partially an obligation of both Seller and Buyer, the Parties shall consult with each other, and an adjustment for such amount will be made in cash as the Parties may agree.

3.2     Reversionary Interest.

(a)     After the Closing Date and following the occurrence of Payout with respect to each well drilled and completed on the Assets or Mainland's interests in and to the oil and gas leases and lands described on Schedule 4.2(a) ("Schedule 4.2(a) Leases"), Seller shall be entitled to receive from Buyer an assignment, by recordable instrument of conveyance containing a special warranty of title and otherwise in form and substance mutually acceptable to Seller and Buyer, of an undivided five percent (5%) reversionary, or "back-in," leasehold interest (the "Reversionary Interest") in and to each such well, its wellbore, and its Allocated Acreage (proportionately reduced to Buyer's undivided leasehold interest in the Lease(s) or the Schedule 4.2(a) Leases on which the relevant well is located). Each Reversionary Interest thus conveyed to Seller hereunder will expressly be made subject to the terms of the 2009 Operating Agreement.

(b)     For purposes of this Agreement, "Payout" means the point in time when Buyer shall have received, from its proportionate share of the proceeds from the sale of Hydrocarbon production from each well drilled on the Leases or the Schedule 4.2(a) Leases (after deducting all applicable royalties, overriding royalties, production payments, net profits interests, and similar burdens on or payable out of Buyer's leasehold interest in each such well and all Property-Related Taxes paid by Buyer with respect to such Hydrocarbon production), an amount equal to one hundred percent (100%) of all costs and expenses incurred by Buyer in connection with the drilling, testing, hydraulic fracturing or other formation stimulation, completion and equipping for production, reworking, deepening, sidetracking, plugging-back, and operation of such well prior to such point in time.

ARTICLE IV
SURVIVAL; INDEMNIFICATION

4.1     Survival. All representations, warranties, covenants, agreements, and indemnities of Buyer and Seller under this Agreement shall survive the execution of this Agreement and the execution and delivery of the Conveyance and shall remain in force and effect as provided in this Article V, regardless of any investigation at any time made by or on behalf of Buyer or Seller, or of any information that Buyer or Seller may have with respect thereto. Such survival does not obligate any Party to make any further representation or warranty after the Closing Date, or to cause any representation or warranty made hereunder to remain true and correct after the Closing Date.

4.2     Indemnity as Sole Remedy. Except as otherwise provided in this Article V, the indemnities provided by each Party to the other under this Article V shall constitute the sole and exclusive remedies for such Party after the Closing Date with respect to (a) the inaccuracy or breach of any representation or warranty made by the other Party hereunder and (b) a breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement. Except for the remedy of enforcement of the indemnities provided in this Article V, each Party hereby waives any Claim or remedy arising under common law, any statute, or otherwise against the other Party arising from or out of the inaccuracy or breach of any representation or warranty made by the other Party hereunder, or the breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement, in either case that arose or occurred prior to the Closing Date.

4.3     Indemnities of Buyer. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, Buyer shall indemnify and hold harmless Seller and its Affiliates, officers, directors, shareholders, partners, employees, agents, and representatives, from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay to Seller any sum that Seller pays, or becomes obligated to pay, on account of: (a) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement, the Conveyance, or any other document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by Buyer in this Agreement; and (c) all Assumed Liabilities.

4.4     Indemnities of Seller. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, Seller shall indemnify and hold harmless Buyer and its Affiliates, officers, directors, shareholders, employees, agents, and representatives from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay Buyer any sum that Buyer pays or becomes obligated to pay, on account of: (a) any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement, the Conveyance, or any other document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by Seller in this Agreement; and (c) all Liabilities related to taxes for which Seller is responsible hereunder.

4.5     Limitation on Indemnities. Except as provided hereinafter, after the Closing Date, neither Buyer nor Seller shall be entitled to assert a Claim for indemnification against the other Party as the result of the inaccuracy or breach of any representation, warranty, or covenant of or made by such other Party hereunder unless the Party seeking indemnification gives written notice of the alleged breach or inaccuracy to the Party from whom indemnification is sought no later than the expiration of twenty-four (24) months after the Closing Date; provided, however, that in the case of an alleged breach or default by either Party under Section 3.1(h) or Section 6.3 (both of which relate to taxes), such notice seeking indemnification must be given no later than the expiration of the statute of limitations applicable to the relevant Claim.

4.6     Assertion of Claims; Notices; Defense; Settlement.

(a)     Upon the discovery by a Party entitled to indemnification under any provision of this Agreement (the "Indemnified Party") of facts believed to entitle such Party to indemnification hereunder, including the receipt by any such Party of notice of a Claim from any third Person, the Indemnified Party shall give reasonably prompt written notice of any such Claim to the Party from whom indemnity is sought hereunder (the "Indemnified Party"). Each such notice shall set forth the facts known to the Indemnified Party pertaining to the relevant Claim and shall specify the manner in which the Indemnified Party proposes to respond to such Claim.

(b)     Within ten (10) days after the receipt by the Indemnifying Party of such notice, the Indemnifying Party shall state in writing to the Indemnified Party: (i) whether the Indemnified Party may proceed to respond to the Claim in the manner set forth in its notice, or (ii) whether the Indemnifying Party shall assume responsibility for and conduct the negotiation, defense, or settlement of the Claim, and if so, the specific manner in which the Indemnifying Party proposes to proceed. If the Indemnifying Party assumes control of the Claim, the Indemnified Party shall at all times have the right to participate in the defense thereof and to be represented, at its sole expense, by counsel selected by it. No such Claim shall be compromised or settled by either the Indemnifying Party or the Indemnified Party, as applicable, in any manner that admits liability on the part of the other Party or that might otherwise adversely affect the interest of such other Party without the prior written consent of such other Party, which consent will not be unreasonably withheld or delayed. As a condition precedent to indemnification under this Agreement, the Indemnified Party shall assign to the Indemnifying Party, and the Indemnifying Party shall become subrogated to, all rights and Claims, up to the amount of indemnification, of the Indemnified Party against third Persons arising out of or pertaining to the matters for which the Indemnifying Party shall provide indemnification. The amount of the Indemnified Party's claim for indemnification shall be reduced by the amount of any insurance reimbursement paid to the Indemnified Party pertaining to the Claim.

4.7     Limitation on Damages. Subject to any limitations on the total amount of indemnification for which either Party is liable hereunder for any breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement or the Conveyance, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER SELLER NOR BUYER SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT OR THE CONVEYANCE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, THE INDEMNIFIED PARTY MAY RECOVER FROM THE INDEMNIFYING PARTY ALL COSTS, EXPENSES, OR DAMAGES, INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, OTHER THAN AND IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

ARTICLE V
MISCELLANEOUS

5.1     Exhibits and References. All exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement for all purposes. Each Party and its counsel has received a complete set of exhibits and schedules prior to and as of the date of execution of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified.

5.2     Expenses. Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by Buyer and Seller in negotiating this Agreement and the Conveyance and in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs, and expenses. All required documentary, filing, and recording fees, taxes, and expenses in connection with the filing and recording of the Conveyance and other instruments required to convey title to the Assets to Buyer shall be borne by Buyer.

5.3     Proration of Taxes. Each Party shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, franchise taxes, Texas margin tax, and other similar taxes (including any applicable interest or penalties) incurred by or imposed upon such Party with respect to the transactions described in this Agreement. Buyer shall assume responsibility for, and shall bear and pay, all Transfer Taxes incurred or imposed with respect to the transfer of the Assets. Buyer shall also assume responsibility for, and shall bear and pay, or shall reimburse Seller if Seller has paid, all Property-Related Taxes (including any applicable penalties and interest) based upon or measured by the ownership of the Assets or the receipt of proceeds therefrom and assessed against the Assets by any taxing authority with respect to the period of Seller's ownership of the Assets. In the event of a conflict between the terms of this Section 6.3 and any other provision of this Agreement, the terms of this Section 6.3 shall govern and control.

5.4     Assignment. Neither Seller nor Buyer may assign this Agreement, except to an Affiliate of the assigning Party by assignment, transfer of equity, merger, reorganization, or consolidation, without the prior written consent of the non-assigning Party, which shall not be unreasonably withheld, delayed, or conditioned, unless such assignment of rights expressly provides for the assumption by the transferee of the obligations of the assigning Party under this Agreement. No assignment of any rights hereunder shall relieve the assigning Party of any obligations or responsibilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.5     Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by certified United States mail with return receipt requested, or sent by bonded overnight courier, or by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Buyer: Mainland Resources, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 Attention: Michael J. Newport Telephone No.: (713) __________ Facsimile No.: (713) __________	If to Seller: Westrock Land Corporation 14001 North Dallas Parkway, Suite 1200 Dallas, Texas 75240 Attention: Gary Powers Telephone No.: (___) ____________ Facsimile No.: (___) ____________

Any notice given in accordance herewith shall be deemed to have been given on the Business Day when delivered to the addressee in person, by mail, by facsimile, or by bonded overnight courier; provided, however, that if any such notice is received after normal business hours, the notice will be deemed to have been given on the next succeeding Business Day. Any Party may change the address, telephone number, and facsimile number to which such communications to such Party are to be addressed by giving written notice to the other Party in the manner provided in this Section 6.5.

5.6     Entire Agreement; Conflicts. THIS AGREEMENT, THE EXHIBITS HERETO, AND THE CONVEYANCE CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE CONVEYANCE, AND NEITHER BUYER NOR SELLER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENT OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE CONVEYANCE, THE TERMS OF THE CONVEYANCE SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN THE CONVEYANCE OF TERMS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL TERMS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE TERMS OF THIS SECTION 6.6.

5.7     Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties.

5.8     Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Buyer or Seller, or their respective officers, employees, agents, or representatives, or any failure by Buyer or Seller to exercise any of its rights under this Agreement, shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Buyer and Seller under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

5.9     Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

5.10     Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party.

5.11     Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. This Agreement may be executed by the Parties in different locations and shall become binding upon both Parties upon the exchange by the Parties of executed signature pages by facsimile; provided, however, that no later than five (5) Business Days after such execution hereof by facsimile, the Parties shall have executed and delivered each to the other a fully executed original counterpart of this Agreement.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the date first above written.

SELLER:

WESTROCK LAND CORPORATION

By:/s/ Gary Powers
Gary Powers
President

BUYER:

MAINLAND RESOURCES, INC.

By: /s/ Michael J. Newport
Michael J. Newport
President and Chief Executive
Officer

SCHEDULE I

Definitions

"2009 Operating Agreement" means the Transferred Contract so identified on Exhibit B.

"Affiliate" means, with respect to a Party, any Person that directly or indirectly controls, is controlled by, or is under common control with, the relevant Party. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management, or otherwise through formal or informal arrangements or business relationships.

"Allocated Acreage" means, with respect to each well drilled and completed by Buyer on the Leases or the Schedule 4.2(a) Leases, either: (a) the contractual or governmental pooled unit, if any, established for such well; or (b) in the absence of a pooled unit, (i) forty (40) acres in as near the shape of a square as is practicable surrounding such well (whether classified by the relevant Governmental Authority in the State of Mississippi as an oil well or a gas well) if such well is not classified as a horizontal drainhole pursuant to the regulations of such Governmental Authority; or (ii) the number of acres surrounding such well that will permit the allocation to such well of the maximum allowable production under the rules of the relevant Governmental Authority in the State of Mississippi, if such well is classified as a horizontal drainhole pursuant to the regulations of such Governmental Authority.

"Assets" is defined in Section 2.1.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York, are required or authorized by Law to be closed.

"Buyer Securities" is defined in Section 3.2(i).

"Claims" means any and all claims, demands, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, and controversies.

"Consideration" is defined in Section 2.2.

"Conveyance" means the Assignment, Bill of Sale, and Conveyance dated of even date herewith, substantially in the form attached hereto as Exhibit C.

"Effective Date" is defined in the Conveyance.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Governmental Authority" means any governmental or quasi-governmental authority of any federal, state, provincial, county, city, or other political subdivision of the United States, or any foreign country, or any department, agency, commission, court, or other statutory or regulatory body or instrumentality having jurisdiction.

"Hydrocarbons" is defined in Section 2.1(c).

"Indemnified Party" and "Indemnifying Party" are defined in Section 5.6.

"Knowledge", when used with reference to either Party, means the actual knowledge of the current directors and officers of such Party.

"Laws" means all constitutions, treaties, laws, statutes, ordinances, rules, regulations, permits, orders, decrees of the United States, any foreign country, and any local, state, provincial, or federal political subdivision or agency thereof, as well as all judgments, decrees, orders, and decisions of courts having the effect of law in each such jurisdiction, including, without limitation, all Environmental Laws.

"Leases" is defined in Section 2.1(a).

"Liabilities" means any and all losses, judgments, damages, liabilities, injuries, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies. As used herein, the term "Liabilities" includes, without limitation, reasonable attorneys' fees and other costs and expenses of any Party receiving indemnification hereunder incident to the investigation and defense of any Claim that results in litigation, or the settlement of any Claim, or the enforcement by any Party receiving indemnification hereunder of the provisions of Article V, as applicable.

"Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to grant any of the foregoing), any conditional sale or title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

"Payout" is defined in Section 4.2(b).

"Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority, or any other form of entity.

"Property-Related Taxes" means any and all ad valorem, property, severance, generation, conversion, Btu or gas, transportation, utility, gross receipts, privilege, consumption, excise, lease, transaction, and other taxes, franchise fees, governmental charges or fees, licenses, fees, permits, and assessments, or increases therein, and any interest or penalties thereon, other than Transfer Taxes and taxes based on or measured by net income or net worth.

"Reversionary Interest" is defined in Section 4.2(a).

"Schedule 4.2(a) Leases" is defined in Section 4.2(a).

"Securities Act" means the Securities Act of 1933, as amended.

"SEC Reports" is defined in Section 3.2(j).

"Shares" is defined in Section 2.2.

"Transfer Taxes" means any sales, use, stock, stamp, document, filing, recording, registration, and similar tax or charge, including, without limitation, any interest or penalties thereon.

"Transferred Contracts" is defined in Section 2.1(f).

SCHEDULE 2.3

RESTRICTED SECURITIES LEGEND

"THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS MAINLAND RESOURCES, INC., HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO MAINLAND RESOURCES, INC., AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

SCHEDULE 2.7

ALLOCATION OF CONSIDERATION

SCHEDULE 4.2(a)

OTHER OIL AND GAS LEASES

See the following pages ii-iv.

	Tract #	Lessor	State	County	Lease Date	Book	Page	Royalty	Bruxoil ORI	Guggenheim ORI	Westrock ORI	NRI to 100%

South 2391.845	1B	C.P. Smith	MS	Jefferson	7/10/2008	112	396	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	A.M. Bowen	MS	Jefferson	7/10/2008	112	402	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	B.H. Phillips	MS	Jefferson	7/10/2008	112	408	18.75%	4.00%	2.50%	1.00%	73.75%
protection lease	1B	Phillip Phillips	MS	Jefferson	7/10/2008	113	199
protection lease	1B	Pamela Phillips	MS	Jefferson	7/10/2008	113	205
protection lease	1B	Penny P. Johnston	MS	Jefferson	7/10/2008	113	211
	1B	John P. Bowen	MS	Jefferson	7/10/2008	112	414	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	P.P. Johnston	MS	Jefferson	7/10/2008	112	420	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	P. Phillips	MS	Jefferson	7/10/2008	112	426	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	B. Reetz	MS	Jefferson	7/10/2008	112	432	18.75%	4.00%	2.50%	1.00%	73.75%
	1B	M. Smith et al	MS	Jefferson	10/6/2008	112	438	20.00%	4.00%	2.50%	1.00%	72.50%
	1B	D. Brooks	MS	Jefferson	10/6/2008	112	444	25.00%	4.00%	2.50%		68.50%

780.1 acres	7	Burkley Farms	MS	Jefferson	5/1/2009	113	512	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Morgan M. Pevonka	MS	Jefferson	5/1/2009	113	452	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Merrick Moody	MS	Jefferson	5/1/2009	113	457	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Kathy Moody	MS	Jefferson	5/1/2009	113	462	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Charlotte Marshall	MS	Jefferson	5/1/2009	113	467	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Nicole B. McSwain	MS	Jefferson	5/1/2009	113	472	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Amie Burkley McLelland	MS	Jefferson	5/1/2009	113	477	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Marion M. Drennen	MS	Jefferson	5/1/2009	113	482	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Susan Jester Cole	MS	Jefferson	5/1/2009	113	487	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Sherry Ann B. Carnegie	MS	Jefferson	5/1/2009	113	492	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Mitzi Jo Burkley Callon	MS	Jefferson	5/1/2009	113	497	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Rodney M. Burkley	MS	Jefferson	5/1/2009	113	502	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Katherine Burkley	MS	Jefferson	5/1/2009	113	507	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Lewis Brown Blackwell	MS	Jefferson	5/1/2009	113	517	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Gary Joseph Blackwell	MS	Jefferson	5/1/2009	113	522	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Renee Blackwell Bermond	MS	Jefferson	5/1/2009	113	527	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Regina Colleen Bandy	MS	Jefferson	5/1/2009	113	447	20.00%	4.00%	2.50%	1.00%	72.50%
	7	Neville B. Marshall	MS	Jefferson	5/1/2009	113	532	20.00%	4.00%	2.50%	1.00%	72.50%

3532 acres	9	Andrew Learned Peabody	MS	Jefferson	10/15/2009	114	74	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Andrew P. Porter	MS	Jefferson	10/15/2009	114	84	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Boulon Childrens Trust	MS	Jefferson	10/15/2009	114	79	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Margaret Porter Miller	MS	Jefferson	10/15/2009	114	74	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Carol Porter Myers Smith	MS	Jefferson	10/15/2009	114	74	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Judith Porter Ferguson	MS	Jefferson	10/15/2009	114	74	18.75%	4.00%	2.50%	1.00%	73.75%
	9	Margaret P. Peabody Marital Trust	MS	Jefferson	7/1/2009	113	680	22.50%	3.50%	2.50%		71.50%

1521.249 Acres	10	Lenora D. Morton	MS	Jefferson	10/15/2009	114	52	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Margorie Walling	MS	Jefferson	6/30/2009	113	563	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Lillian Gore	MS	Jefferson	10/15/2009	114	68	18.75%	4.00%	2.50%	1.00%	73.75%
	10	William Hodges	MS	Jefferson	10/15/2009	114	56	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Ted B. Cobb, Jr.	MS	Jefferson	10/15/2009	114	47	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Edward Kaiser	MS	Jefferson	10/15/2009	114	50	18.75%	4.00%	2.50%	1.00%	73.75%
	10	William Houston, Sr.	MS	Jefferson	10/15/2009	114	44	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Helen Duckworth	MS	Jefferson	10/15/2009	114	65	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Joyce Johnson	MS	Jefferson	10/15/2009	114	62	18.75%	4.00%	2.50%	1.00%	73.75%
	10	William Darsey, Sr.	MS	Jefferson	10/15/2009	114	59	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Bryan Reed, Jr.	MS	Jefferson	10/15/2009	114	41	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Lanius Fortenberry	MS	Jefferson	10/15/2009	114	71	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Corinne P. Smith	MS	Jefferson	7/7/2009	113	542	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Barbara B. Reetz	MS	Jefferson	7/7/2009	113	547	18.75%	4.00%	2.50%	1.00%	73.75%
	10	Alice Mae Bowen	MS	Jefferson	7/7/2009	113	552	18.75%	4.00%	2.50%	1.00%	73.75%
	10	David K. Brooks	MS	Jefferson	7/7/2009	113	537	25.00%	1.00%	2.50%		71.50%

8225.194

EXHIBIT A

Attached to and made a part of Purchase and Sale Agreement between
Westrock Land Corporation, as Seller, and
Mainland Resources, Inc., as Buyer

DESCRIPTION OF THE LEASES

See following pages.

	Tract #	Lessor	State	County	Lease Date	Book	Page	Royalty	Bruxoil ORI	Guggenheim ORI	Westrock ORI	NRI to 100%
North 1558.155	1A	C.P. Smith	MS	Jefferson	7/10/2008	112	396	18.75%	4.00%		1.00%	76.25%
	1A	A.M. Bowen	MS	Jefferson	7/10/2008	112	402	18.75%	4.00%		1.00%	76.25%
	1A	B.H. Phillips	MS	Jefferson	7/10/2008	112	408	18.75%	4.00%		1.00%	76.25%
protection lease	1A	Phillip Phillips	MS	Jefferson	7/10/2010	113	199
protection lease	1A	Pamela Phillips	MS	Jefferson	7/10/2010	113	205
protection lease	1A	Penny P. Johnston	MS	Jefferson	7/10/2010	113	211
	1A	John P. Bowen	MS	Jefferson	7/10/2008	112	414	18.75%	4.00%		1.00%	76.25%
	1A	P.P. Johnston	MS	Jefferson	7/10/2008	112	420	18.75%	4.00%		1.00%	76.25%
	1A	P. Phillips	MS	Jefferson	7/10/2008	112	426	18.75%	4.00%		1.00%	76.25%
	1A	B. Reetz	MS	Jefferson	7/10/2008	112	432	18.75%	4.00%		1.00%	76.25%
	1A	M. Smith et al	MS	Jefferson	10/6/2008	112	438	20.00%	4.00%		1.00%	75.00%
	1A	D. Brooks	MS	Jefferson	10/6/2008	112	444	25.00%	4.00%			71.00%

1769.345	2	C.P. Smith	MS	Jefferson	7/10/2008	112	396	18.75%	4.00%		1.00%	76.25%
	2	A.M. Bowen	MS	Jefferson	7/10/2008	112	402	18.75%	4.00%		1.00%	76.25%
	2	B.H. Phillips	MS	Jefferson	7/10/2008	112	408	18.75%	4.00%		1.00%	76.25%
protection lease	2	Phillip Phillips	MS	Jefferson	7/10/2008	113	199
protection lease	2	Pamela Phillips	MS	Jefferson	7/10/2008	113	205
protection lease	2	Penny P. Johnston	MS	Jefferson	7/10/2008	113	211
	2	John P. Bowen	MS	Jefferson	7/10/2008	112	414	18.75%	4.00%		1.00%	76.25%
	2	P.P. Johnston	MS	Jefferson	7/10/2008	112	420	18.75%	4.00%		1.00%	76.25%
	2	P. Phillips	MS	Jefferson	7/10/2008	112	426	18.75%	4.00%		1.00%	76.25%
	2	B. Reetz	MS	Jefferson	7/10/2008	112	432	18.75%	4.00%		1.00%	76.25%
	2	M. Smith et al	MS	Jefferson	10/6/2008	112	438	20.00%	4.00%		1.00%	75.00%
	2	D. Brooks	MS	Jefferson	10/6/2008	112	444	25.00%	4.00%			71.00%
	2	Gunter Fm Tr	MS	Jefferson	6/9/2008	112	462	18.75%	4.00%		1.00%	76.25%
	2	J.J. Tucker	MS	Jefferson	6/5/2008	112	474	18.75%	4.00%		1.00%	76.25%

243.31	4	Burkley Farms	MS	Jefferson	7/10/2008	112	484	18.75%	4.00%		1.00%	76.25%
	4	R. Burkley	MS	Jefferson	7/10/2008	112	479	18.75%	4.00%		1.00%	76.25%
	4	A.B. McClelland	MS	Jefferson	7/10/2008	112	489	18.75%	4.00%		1.00%	76.25%
	4	Regina Bandy	MS	Jefferson	7/10/2008	112	494	18.75%	4.00%		1.00%	76.25%
	4	S.B. Carnegie	MS	Jefferson	7/10/2008	112	499	18.75%	4.00%		1.00%	76.25%
	4	B. Marshall Jr.	MS	Jefferson	7/10/2008	112	504	18.75%	4.00%		1.00%	76.25%
	4	M. Pevonka	MS	Jefferson	7/10/2008	112	509	18.75%	4.00%		1.00%	76.25%
	4	M. Burkley	MS	Jefferson	7/10/2008	112	514	18.75%	4.00%		1.00%	76.25%
	4	K. Burkley	MS	Jefferson	7/10/2008	112	529	18.75%	4.00%		1.00%	76.25%
	4	N. Blackwell	MS	Jefferson	7/10/2008	112	534	18.75%	4.00%		1.00%	76.25%
	4	Susan Jester	MS	Jefferson	7/10/2008	112	539	18.75%	4.00%		1.00%	76.25%
	4	L. Blackwell	MS	Jefferson	7/10/2008	112	544	18.75%	4.00%		1.00%	76.25%
	4	G. Blackwell	MS	Jefferson	7/10/2008	112	549	18.75%	4.00%		1.00%	76.25%
	4	M.J. Callon	MS	Jefferson	7/10/2008	112	554	18.75%	4.00%		1.00%	76.25%
	4	J. Taylor et al	MS	Jefferson	6/10/2008	112	559	16.66%	4.00%		1.00%	78.34%
	4	S.J. Baker	MS	Jefferson	6/10/2008	112	564	16.66%	4.00%		1.00%	78.34%
	4	C. Marshall	MS	Jefferson	7/10/2008	112	575	18.75%	4.00%		1.00%	76.25%
	4	M. Drennen	MS	Jefferson	7/10/2008	112	580	18.75%	4.00%		1.00%	76.25%
	4	K. Moody	MS	Jefferson	7/10/2008	112	585	18.75%	4.00%		1.00%	76.25%
	4	M. Moody	MS	Jefferson	7/10/2008	112	590	18.75%	4.00%		1.00%	76.25%

1005.211	6	Burkley Farms	MS	Jefferson	7/10/2008	112	484	18.75%	4.00%		1.00%	76.25%
	6	R. Burkley	MS	Jefferson	7/10/2008	112	479	18.75%	4.00%		1.00%	76.25%
	6	A.B. McClelland	MS	Jefferson	7/10/2008	112	489	18.75%	4.00%		1.00%	76.25%
	6	Regina Bandy	MS	Jefferson	7/10/2008	112	494	18.75%	4.00%		1.00%	76.25%
	6	S.B. Carnegie	MS	Jefferson	7/10/2008	112	499	18.75%	4.00%		1.00%	76.25%
	6	B. Marshall Jr.	MS	Jefferson	7/10/2008	112	504	18.75%	4.00%		1.00%	76.25%
	6	M. Pevonka	MS	Jefferson	7/10/2008	112	509	18.75%	4.00%		1.00%	76.25%
	6	M. Burkley	MS	Jefferson	7/10/2008	112	514	18.75%	4.00%		1.00%	76.25%
	6	K. Burkley	MS	Jefferson	7/10/2008	112	529	18.75%	4.00%		1.00%	76.25%
	6	N. Blackwell	MS	Jefferson	7/10/2008	112	534	18.75%	4.00%		1.00%	76.25%
	6	Susan Jester	MS	Jefferson	7/10/2008	112	539	18.75%	4.00%		1.00%	76.25%
	6	L. Blackwell	MS	Jefferson	7/10/2008	112	544	18.75%	4.00%		1.00%	76.25%
	6	G. Blackwell	MS	Jefferson	7/10/2008	112	549	18.75%	4.00%		1.00%	76.25%
	6	M.J. Callon	MS	Jefferson	7/10/2008	112	554	18.75%	4.00%		1.00%	76.25%
	6	J. Taylor et al	MS	Jefferson	6/10/2008	112	559	16.66%	4.00%		1.00%	78.34%
	6	S.J. Baker	MS	Jefferson	6/10/2008	112	564	16.66%	4.00%		1.00%	78.34%
	6	C. Marshall	MS	Jefferson	7/10/2008	112	575	18.75%	4.00%		1.00%	76.25%
	6	M. Drennen	MS	Jefferson	7/10/2008	112	580	18.75%	4.00%		1.00%	76.25%
	6	K. Moody	MS	Jefferson	7/10/2008	112	585	18.75%	4.00%		1.00%	76.25%
	6	M. Moody	MS	Jefferson	7/10/2008	112	590	18.75%	4.00%		1.00%	76.25%

4576.021 total

EXHIBIT B

Attached to and made a part of Purchase and Sale Agreement between
Westrock Land Corporation, as Seller, and
Mainland Resources, Inc., as Buyer

TRANSFERRED CONTRACTS

1.     Operating Agreement dated October 1, 2009, between Mainland Resources, Inc., as Operator, and American Exploration Corp. and Guggenheim Corporate Funding, LLC, as Non-Operators (the "2009 Operating Agreement").

2.     Option Agreement dated October 17, 2008, between Westrock Land Corporation and American Exploration Corp.

3.     Option Agreement dated November 3, 2008, between Westrock Land Corporation and American Exploration Corp.

4.     Option Agreement Extension dated March 18, 2009, between Westrock Land Corporation and American Exploration Corp.

5.     Option Purchase Agreement dated August 17, 2009, as amended by Option Purchase Agreement - Amendment dated November 2, 2010, between Westrock Land Corporation and American Exploration Corp.

EXHIBIT C

Attached to and made a part of Purchase and Sale Agreement between
Westrock Land Corporation, as Seller, and
Mainland Resources, Inc., as Buyer

FORM OF CONVEYANCE